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                                                                   EXHIBIT 10.12


                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (this "Agreement"), is made and entered into effective as of August 20, 2003 by and between Guardian Technologies International, Inc. a Delaware corporation, whose principal executive offices are located at 21351 Ridgetop Circle, Suite 300, Dulles, Virginia (the "Company") and Berthel Fisher & Company Financial Services, Inc., an Iowa corporation, whose principal executive offices are located at 701 Tama Street, Marion, Iowa (the "Consultant").

                                    RECITALS:

         WHEREAS, Company is a public company whose common stock is currently quoted on The Nasdaq Stock Market, Inc.'s OTC Bulletin Board under the symbol "GDTI"; and

         WHEREAS, Company desires to engage the services of Consultant to represent the company, on a best efforts basis, by introducing Company to the financial community, investors, and/or possible business partners or acquisition targets; and

         WHEREAS, the Consultant is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and is a member in good standing of The National Association of Securities Dealers, Inc.

    NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. TERM OF CONSULTANCY. Company hereby agrees to retain the Consultant on a non-exclusive basis to provide certain consulting services to the Company as more particularly set forth herein below, and the Consultant hereby agrees to provide such services to the Company. The term of this Agreement shall commence on August 20, 2003 and shall terminate on August 20, 2005; provided that this Agreement may be terminated for any reason or no reason by either party hereto upon fifteen (15) days prior written notice to the other party hereto.
2. DUTIES OF CONSULTANT. The Consultant agrees that it will use its best efforts to provide the following specified consulting services through its officers and employees during the term specified in section 1.
       (a) Consult and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community; and
       (b) Introduce the Company to one or more investors who provide financing in the form of debt and/or equity capital to company's similar to the Company; and

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       (c) Introduce the Company to one or more possible business partners and/or one or more companies that are compatible with the business of the Company and may be an appropriate acquisition candidate for the Company (an "acquisition candidate").

3. CONSULTING AND ACQUISITION FINDER'S FEES.

         3.1 (a) It is understood that, in the event Consultant introduces Company or an affiliate to a lender or equity investor not already having a preexisting relationship with the Company, or its affiliates, and the Company obtains any debt or equity financing from such a lender or equity investor (the "Financing"), the Company agrees to pay or issue Consultant for such services at the closing of the Financing, the following fee (the "Consulting Fee") (i) a fee in the amount of 6% of total gross Financing provided by such lender or equity investor introduced to the Company by Consultant, such fee to be payable in cash, stock or any combination thereof in the Consultant's discretion, and (ii) a warrant to purchase a number of shares of the common stock of the Company equal to 4% of the common stock of the Company issued in the offering by the Company to the investor introduced to the Company by the Consultant, and such warrant shall be exercisable for a period of 5 years from the issue date thereof and shall be exercisable at a price of $1.95 per share. The warrant issued pursuant to Section 3.1(a)(ii) above, when issued will contain standard terms and conditions associated with offerings of the type and size including but not limited to a one time piggyback registration right. The Consulting Fee will be in addition to any fees payable by Company to any other intermediary, if any, which shall be the subject of separate agreements negotiated between Company and such other intermediary.

              (b) It is also understood that, in the event Consultant introduces the Company or its affiliates, to an acquisition candidate not already having a preexisting relationship with the Company, which Company or its affiliates ultimately acquires, Company agrees to compensate Consultant for such services by payment of a "finders fee" in the amount of 3% of total gross consideration ("Acquisition Finder's Fee") provided by such acquisition (but excluding any consideration utilized in connection with such acquisition arising from any Financing provided by an investor introduced to the Company by the Consultant and with respect to which Consultant is entitled to a Consulting Fee), such fee to be payable in cash, stock or any combination thereof at Consultant's discretion. This Acquisition Finder's Fee will be in addition to any fees payable by Company to any other intermediary.

         Any obligation to pay a Consulting Fee or Acquisition Finder's Fee hereunder shall survive the merging, acquisition, or other change in the form of entity of the Company and to the extent it remains unfulfilled shall be assigned and transferred to any successor to the


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         Company. Notwithstanding the foregoing, any Consulting Fee or
         Acquisition Finder's Fee payable hereunder or pursuant to Section 3.4 below shall be contingent on the Company actually receiving the Financing or acquiring the acquisition candidate, as the case may be, and provided further that a closing shall have occurred in connection with the applicable Financing or acquisition. Furthermore, in the event Consultant elects to receive any compensation hereunder in the form of shares of common stock, other equity compensation hereunder, or any warrant to purchase equity securities, Consultant shall execute such additional reasonable documentation and make such representations in connection with the issuance thereof as shall assure the availability of an exemption from the registration requirements under federal and state securities laws as counsel for the Company shall deem necessary or appropriate.

         3.2 It is further understood that Company, and not Consultant, is responsible for performing any and all due diligence with regard to any lender, equity investor or acquisition candidate introduced to it by the Consultant pursuant to this Agreement prior to any closing with regard to any such Financing or acquisition.

         3.3 Company agrees that any Consulting Fee or Acquisition Finder's Fee payable to Consultant hereunder shall be paid in full at the time a Financing or acquisition is closed and in the case of any Financing, only upon receipt of such Financing.

         3.4 During a period of one year period following the expiration or termination of this Agreement, and subject to the conditions set forth in Sections 3.1 through 3.6 of this Agreement, the Company agrees to pay to the Consultant (i) a Consulting Fee equal to that outlined in Section 3.1(a) hereinabove, with respect to any Financing provided to the Company by any lender or equity purchaser introduced by the Consultant to the Company during the term of this Agreement, and (ii) an Acquisition Finder's Fee equal to that outlined in Section 3.1(b) hereinabove with respect to any acquisition by the Company of any acquisition candidate introduced by the Consultant to the Company during the term of this Agreement.

         3.5 Consultant will notify Company of introductions it makes for potential sources of financing or acquisitions in a timely manner (within approximately 3 days of introducing) via facsimile memo. If Company has a preexisting relationship with such nominee and believes such party should be excluded from this Agreement, then Company will notify Consultant within forty-eight (48) hours of Company's receipt of Consultant's facsimile to Company of such pre-existing relationship via facsimile memo. Upon request of Consultant, Company shall


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                  provide Consultant reasonable evidence of such preexisting relationship. Notwithstanding the foregoing, Consultant shall not contact or make any introduction to any third party with regard to any proposed Financing or acquisition by the Company without the prior written consent of the Company.

         3.6 For purposes of this Agreement, Company acknowledges that Brett Williams, a licensed Registered Representative associated with the Consultant, a registered broker dealer, is the only individual who will be performing the services under this Agreement and that there will be no other Registered Representative associated with the Consultant performing duties under this Agreement, unless specifically requested by the Company and specifically agreed to by the Consultant.

3. EXPENSES. Consultant agrees to bear and pay for all of its own expenses incurred in the performance of its duties under this Agreement (such as telephone, mailing, labor, etc.); provided that the Company shall pay all extraordinary expenses incurred by the Consultant, such as airline travel, luncheons or dinners to large groups of investment professionals, financiers, possible business partners or acquisition candidates, investor conference calls, print advertisements in publications and provided further that all such extraordinary expenses shall have been approved in advance and in writing by the Company prior to Consultant incurring such expenses.

5. COMPANY EXPENSES. The Company is responsible for preparing any and all documents related to any Financing, securities offering or acquisition that the Company and/or its counsel deems necessary in order to assure the Company's compliance with applicable laws including, but not limited to, applicable federal and state securities laws; provided that it is understood that any investor or acquisition candidate introduced to the Company by the Consultant shall be responsible for its own legal and other expenses related to the negotiation and preparation of any documentation in connection with a Financing or acquisition, as the case may be, unless otherwise expressly agreed to in writing by the Company.

6. DUE DILIGENCE. The Company agrees to provide copies of due diligence information regarding the Company including, but not limited to, copies of such financial statements as it deems necessary or appropriate (it being understood that the Company files annual reports on Form 10-KSB and quarterly reports on Form 10-QSB with the SEC including financial statements of the Company and certain other disclosures which provide financial and other information regarding the Company) as well as any other information and/or documentation reasonably requested by any investor introduced to the Company by the Consultant and/or acquisition candidates; provided that all such information shall be furnished only pursuant to a confidentiality and non-disclosure agreement reasonably satisfactory to the parties thereto.

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7.       REPRESENTATIONS AND WARRANTIES.

         (a) The Company warrants and represents that all written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are materially accurate as of the date of preparation thereof, suchfinancial information shall have been prepared within 110 days of delivery to Consultant and Consultant may rely upon the accuracy thereof without independent investigation.

         (b) The Company is not in default in the performance of any obligation, agreement or condition contained in any debenture, note, loan agreement or other evidence of indebtedness of the Company.

         (c) The Company is duly incorporated and validly existing, and in good standing as a corporation under the laws of the State of Delaware. The Company's authorized, issued and outstanding capital stock is as set forth in the Company's most recent filings with the SEC. It has the power and the authority to own its property and conduct its business, present and proposed, as described in the filing and the Company has full corporate power and authority to enter into this Agreement. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or transacts business requiring such qualification, except where the failure to so qualify or to be in good standing would not result in a material adverse effect on the Company.

         (d) Any shares of stock and/or any warrant of the Company which may be issued pursuant to this Agreement, will have been duly and validly authorized and, when issued and delivered, will be validly issued, fully paid and non-assessable. The stock and/or any warrant stock, upon issuance, will not be subject to the preemptive rights of any shareholder of the Company. Any warrant, when sold, issued and delivered, will constitute a valid and binding obligation of the Company enforceable against it in accordance with the terms thereof.

8. INDEMNIFICATION. Each party shall indemnify, defend and hold the other harmless from and against any and all losses, liabilities, damages, claims, costs, judgments and expenses and causes of action arising out of or in connection with this Agreement. If any claim arises to which the provisions of this Agreement may be applicable, the party against whom such claim is made shall immediately upon learning of such claim, notify the other party. The other party may settle or compromise such claim or retain counsel of its own choosing and control and prosecute the defense. In no event shall the party against whom the claim is asserted have the right to pay, settle or compromise such claim without the prior written consent of the party who may be obligated for such indemnity. The parties agree that they will not unreasonably withhold their consent to any such payment, settlement or compromise.

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9.       STATUS AS INDEPENDENT CONTRACTOR. Consultant's engagement pursuant to this Agreement shall be as an independent contractor with regard to the Company, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out as the employer or employee of the other party. Consultant further acknowledges the consideration provided hereinabove will be, upon payment or issuance thereof, a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes, unless required to do so under applicable laws. All such income taxes and other such payments shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

10. ATTORNEY'S FEES. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

11. WAIVER. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

12, NOTICES. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by Certified U.S. Mail, Return Receipt Requested postage prepaid, or by recognized commercial carrier and should be addressed to the other party at the address as set forth herein below:

         If to the Company, to:

         Guardian Technologies International, Inc.
         21351 Ridgetop Circle
         Suite #300
         Dulles, VA  20166
         Fax No. : (703) 654-6091
         Attn : Robert A. Dishaw, President


         If to the Consultants, to:

         Berthel Fisher& CoMPANY Financial Services, Inc.
         Bret Williams
         4019 Steeple Run
         Crystal Lake, IL  60014
         Fax No.: ___________

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         With a copy to:

         Thomas J. Berthel
         701 Tama Street
         Marion, IA 52302

         It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

13. CHOICE OF LAW, JURISDICTION AND VENUE. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Iowa. The parties agree that Linn County, IA will be the venue of any dispute and will have jurisdiction over all parties.

14. COMPLIANCE WITH REGULATION FD. Consultant understands that Company is subject to certain obligations in connection with the disclosure of material nonpublic information to certain persons outside the issuer, including broker-dealers, investment advisers, institutional investment managers (and their associated persons), investment companies, and holders of the company's securities (collectively, the "Enumerated Persons"). In order to help assure Company's compliance with the provisions of Regulation FD promulgated by the SEC, Consultant will not disclose to any third party any information that has been furnished to Consultant by Company without the Company's prior written consent; and, further, in the event of any proposed disclosure of such information to any Enumerated Person by Consultant, Consultant shall assure that each such Enumerated Person agrees to keep such disclosed information in confidence by executing an appropriate confidentiality or similar agreement with Company.

15. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. Signed facsimile copies hereof shall be valid and bonding on the parties hereto.

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       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.


Guardian Technologies International, Inc.
(the "Company")


By: /S/ ROBERT A. DISHAW
    --------------------
Name: Robert A. Dishaw
Title: President


Berthel Fisher & Company Financial Services, Inc.
(the "Consultant")


By: /S/ THOMAS J. BERTHEL                    /S/ BRETT WILLIAMS
    ---------------------                    -------------------
Name: Thomas J. Berthel                      By: Brett Williams
Title: CEO                                   Title: Registered Representative


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